Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230

Exhibit 99.1                                                                                    Press Release

For Immediate Release

Numerex Reports Fourth Quarter and Full Year 2010 Financial Results

2010 Net Earnings before non-cash items and non-recurring charges increased by 122%
Company met 2010 M2M subscription growth targets, expects 25 to 30% growth in 2011

ATLANTA, GA February 22, 2011—Numerex Corp (NASDAQ:NMRX), a leading provider of business services, technology, and products for the worldwide machine-to-machine (M2M) market, today announced financial results for its fourth quarter and full year ended December 31, 2010.

 “Numerex significantly advanced its M2M business in 2010 by achieving many of its financial objectives, while successfully attracting several new customers to its Business Solutions services platforms,” stated Stratton Nicolaides, chairperson and CEO of Numerex. “We are in the process of commercializing several key projects, many global in scope, that we expect will come on line in 2011 and will add significantly to our base of nearly 1.2 million subscriptions. While we are pleased with the Company’s 2010 subscription growth, we believe that the quantity, quality, and diversity of our opportunity funnel, bodes particularly well for future growth. We believe this is a direct result of the investment the Company made in new M2M technology as well as business and product development over the past two years. Specifically, we expect the health care, logistics, and document management markets to grow in excess of our 25 to 30% 2011 growth estimates, while certain real estate-related and sub-prime markets will continue to lag general growth trends until the economy strengthens. As a result of the success achieved in our business solutions programs and a turn-around in our Distributed Products division, we plan to reinvest our operational cash flow in a variety of development initiatives in 2011, an increase of approximately 35% over 2010, which we expect will result in a substantial increase in new customer projects and new product lines. Our focus will continue to center on our business solutions client programs and our recurring service revenue platforms that we believe will result in increased Numerex enterprise value.”

Key metrics for the fourth quarter and full year 2010 include:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2010	2009	2010	2009
M2M Total Revenues ($ millions)	14.7	13.5	56.7	49.2
M2M Service Revenues ($ millions)	8.7	8.0	33.4	29.4
Gross Margin	44.5%	44.7%	44.1%	44.0%
Non-GAAP Net Earnings before Non-Cash & Non-Recurring Items ($ millions)	2.0	1.3	7.0	3.1
New subscriptions	69,000	93,000	234,000	236,000
Cumulative subscriptions	1,171,000	937,000	1,171,000	937,000

The Company’s Fiscal Year 2010 Financial Highlights:

•
Digital subscriptions increased to 1,171,000 at the end of fiscal 2010. This compares with 937,000 recorded at the end of fiscal 2009, reflecting a 25% growth rate. Certain markets, particularly real estate-related and sub-prime, grew between 10 and 15%, a much slower pace than the balance of our general M2M subscription base, which grew between 30 and 40% over our fiscal 2009 performance.

•
For the fiscal year 2010, the Company reported consolidated revenue including both “M2M Services” and “Other Services” segments of $58.2 million compared to $50.8 million in fiscal 2009.  During fiscal 2010, the Company reported service revenues of $34.5 million and hardware revenues of $23.7 million compared to $30.6 million in service revenues and $20.3 million in hardware revenues during the same period last year.

•	Consolidated gross margin for the fiscal year 2010 was 44.1% compared to 44.0% during fiscal 2009.

•
Non-GAAP net earnings, before non-cash charges and  litigation settlement which is described more fully below, increased by 122% to $7.0 million for fiscal 2010 compared to $3.1 million for fiscal 2009.  A reconciliation of this measure to GAAP results has been provided in the financial tables included in this press release.

•
GAAP loss from operations was $ 0.4 million for fiscal 2010, compared to a GAAP loss from operations of $1.7 million in fiscal 2009. The change was due to improved operating performance that was partially offset by litigation settlement and related expenses.

•
Numerex ended fiscal 2010 with cash and cash equivalents of $10.5 million compared to $5.3 million at the end of fiscal 2009.  The increase in cash and cash equivalents was primarily due to $8.6 million in cash flow generated by operations, offset by $2.6 million spent on capital expenditures and $0.8 million on financing activities.

•	Entered into a revolving credit facility of up to $5 million with Silicon Valley Bank which provides additional funds for working capital and general business purposes.

The Company’s Fourth Quarter 2010 Financial Highlights:

•
For the quarter ended December 31, 2010, the Company reported consolidated revenue including both “M2M Services” and “Other Services” segments of $14.9 million compared to $14.0 million in the fourth quarter of 2009.  During the quarter ended December 31, 2010, the Company reported service revenues of $9.0 million and hardware revenues of $5.9 million compared to $8.3 million in service revenues and $5.7 million in hardware revenues during the same period in 2009.

•	Consolidated gross margin for the three months ended December 31, 2010 was 44.5% compared to 44.7% during the same period in 2009.

•
Non-GAAP net earnings before non-cash charges and certain litigation related legal fees increased by 54% to $2.0 million during the fourth quarter of 2010 compared to $1.3 million for the same period in 2009. A reconciliation of this measure to GAAP results has been provided in the financial tables included in this press release.

•
For the quarter ended December 31, 2010, GAAP loss from operations was $1.6 million compared to GAAP income from operations of $ 0.5 million in the fourth quarter of 2009. The decrease was due to one-time costs and related expenses of $2.4 million during the fourth quarter of 2010 incurred in connection with the settlement of the Company’s previously disclosed litigation related to the acquisition of Orbit One Communications in 2007.  The Company does not anticipate incurring additional litigation related expenses in connection with this matter.

•
Numerex ended the fourth quarter of 2010 with cash and cash equivalents of $10.5 million compared to $9.6 million at September 30, 2010.  The increase in cash and cash equivalents was primarily due to $1.2 million in cash flow generated by operations offset by $0.3 million spent on capital expenditures.

The Company’s Operational Highlights for the full year 2010 include:

•
Introduced Numerex WorldPass™, a suite of cellular-based network services expanding the Company’s geographic reach to enable the management of M2M smart devices throughout the United States and in over 200 countries with a variety of flexible network plans and an easy-to-use single SIM (Subscriber Identity Module) interface.

•
Formation of our M2M Business Solutions group that delivers Numerex DNA® (device, network, and application) and integrates these foundational elements of an M2M solution via a single source designed to break down the complexity barriers to solution development and deployment.

•
Launched the AccelaView™ application designed to meet the core needs of the insurance industry and other customers. This scalable and customizable telematics platform enables customers to build their own vehicle monitoring programs.

•
Cited as a project partner for the creation of an affordable broadband network across Colorado that will increase high-speed internet access to underserved schools, libraries, colleges and communities.

•	Recognized by Everything Channel as one of North America's top technology integrators and named to the prestigious VAR500 list for the ninth consecutive year.

•
Announced collaboration with Cinterion that will combine Cinterion’s portfolio of wireless modules with the Company’s network and application technology to provide a full range of integrated M2M services.

•	Renewed its contract with the QinetiQ group, in which the Company plays a pivotal role, to provide continuing support to FEMA’s disaster relief operations.

•	Further strengthened the Company’s focus on data protection and completed the three-year full ISO/IEC-27001:2005 information security standard re-certification.

Mr. Nicolaides added, “With a strong balance sheet and positive cash generation, we believe that we are well positioned to continue to execute our strategy and scale our M2M service platforms going forward. The return on our continued investment in our horizontal platform infrastructure has significantly strengthened our service offerings and our single source approach of providing device, network, and application with a host of enabling services- our Numerex DNA - uniquely positions us in the marketplace.”

Financial Outlook for Fiscal 2011

                         2011             2010
                              Outlook                                    Performance

Annual Subscription Growth          25%-30%             25%
Annual M2M Service Revenue Growth         18%-23%             14%

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 337-6663 or if outside the U.S., (904) 520-5771 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call ends.

About Numerex
Numerex Corp (NASDAQ:NMRX) is a leading provider of business services, technology, and products used in the development and support of machine-to-machine (M2M) solutions for the enterprise and government markets worldwide. The Company offers Numerex DNA® that includes hardware and smart Devices, cellular and satellite Network services, and software Applications that are delivered through Numerex FAST™ (Foundation Application Software Technology). Customers typically subscribe to device management, network, and application services through hosted platforms. Business services enable the development of efficient, reliable, and secure solutions while simplifying and speeding up deployment through streamlined processes and comprehensive integration services. Numerex is ISO 27001 information security-certified. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statement.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended		Q410 v Q409		Twelve Months Ended		YTD 10 v YTD 09
	12/31/10	12/31/09	Change	% Change	12/31/10	12/31/09	Change	% Change
Net sales:
Hardware	$5,946	$5,726	$220	4%	$23,725	$20,283	$3,442	17%
Service	8,973	8,295	678	8%	34,518	30,554	3,964	13%
Total net sales	14,919	14,021	898	6%	58,243	50,837	7,406	15%
Cost of hardware sales	4,807	4,707	100	2%	19,021	17,318	1,703	10%
Cost of services	3,479	3,054	425	14%	13,565	11,171	2,394	21%
Gross Profit	6,633	6,260	373	6%	25,657	22,348	3,309	15%
	44.5%	44.6%			44.1%	44.0%
Sales and marketing expenses	1,581	1,440	141	10%	6,819	6,116	703	11%
General, administrative and legal expenses	2,502	2,644	(142)	-5%	9,473	9,896	(423)	-4%
Engineering and development expenses	888	678	210	31%	3,148	2,421	727	30%
Bad Debt Expense	(8)	144	(152)	-106%	211	536	(325)	-61%
Depreciation and amortization	839	882	(43)	-5%	3,381	3,398	(17)	-1%
Litigation settlement and related expenses	2,412	-	2,412		3,025	1,637	1,388	85%
Operating earnings (loss)	(1,581)	472	(2,053)	-435%	(400)	(1,656)	1,256	-76%
Interest expense	(31)	(1,418)	1,387	-98%	(93)	(3,931)	3,838	-98%
Other income	1	-	1		(31)	43	(74)	-172%
Loss before tax	(1,611)	(946)	(665)	70%	(524)	(5,544)	5,020	-91%
Provision (benefit) for income tax	(217)	189	(406)	-215%	(144)	285	(429)	-151%
Net loss	$(1,394)	$(1,135)	$(259)	23%	$(380)	$(5,829)	$5,449	-93%

Basic loss per common share	$(0.09)	$(0.08)			$(0.03)	$(0.40)
Diluted loss per common share	$(0.09)	$(0.08)			$(0.03)	$(0.40)
Number of shares used in per share calculation
Basic	15,102	14,947			15,083	14,409
Diluted	15,102	14,947			15,083	14,409

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended				Twelve Months Ended
	Dec 31,				Dec 31,
	2010	2009	change	% change	2010	2009	change	% change
Net Sales:
M2M Services
Hardware	$5,925	$5,589	$336	6.0%	$23,285	$19,756	$3,529	17.9%
Services	8,738	7,953	785	9.9%	33,423	29,427	3,996	13.6%
Sub-Total	14,663	13,542	1,121	8.3%	56,708	49,183	7,525	15.3%
Other Services
Hardware	21	137	(116)	-84.7%	440	527	(87)	-16.5%
Services	235	342	(107)	-31.3%	1,095	1,127	(32)	-2.8%
Sub-Total	256	479	(223)	-46.6%	1,535	1,654	(119)	-7.2%
Total
Hardware	5,946	5,726	220	3.8%	23,725	20,283	3,442	17.0%
Services	8,973	8,295	678	8.2%	34,518	30,554	3,964	13.0%
Total net sales	$14,919	$14,021	$898	6.4%	$58,243	$50,837	$7,406	14.6%

Reconciliation of Non-GAAP net income

The accompanying press release dated February 22, 2011 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financials use net income/(loss) before non-cash items and litigation related fees as an additional measure of our operating performance.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods indicated below:

Reconciliation of Non-GAAP Measures
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

GAAP Net loss	$(1,394)	$(1,135)	$(380)	$(5,829)
Non-cash compensation	187	221	938	995
Litigation settlement and related fees	2,412	-	3,025	1,637
Depreciation and amortization	839	882	3,381	3,398
Non cash debt conversion inducement	-	1,359	-	2,936
Non GAAP net earnings before non-cash and non-recurring items	$2,044	$1,327	$6,964	$3,137

NUMEREX CORP.
Consolidated Balance Sheet
(In thousands)
	December 31,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,516	$5,306
Accounts receivable, less allowance for doubtful accounts of $356
at December 31, 2010 and $548 at December 31, 2009:	6,518	6,341
Inventory	4,820	6,290
Prepaid expenses and other current assets	1,926	1,569
TOTAL CURRENT ASSETS	23,780	19,506

Property and equipment, net	1,392	1,603
Goodwill, net	23,787	23,787
Other intangibles, net	4,741	4,985
Software, net	3,115	2,747
Other assets - long term	331	119
Deferred tax asset - long term	-	-
TOTAL ASSETS	$57,146	$52,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,507	$5,888
Other current liabilities	3,765	2,555
Note payable	-	493
Deferred revenues	1,864	1,261
Obligations under capital leases	447	24
TOTAL CURRENT LIABILITIES	13,583	10,221

LONG TERM LIABILITIES
Obligations under capital leases and other long-term liabilities	237	335
Deferred income taxes	415	154
Other long term liabilities	193	-
TOTAL LONG TERM LIABILITIES	845	489

COMMITMENTS AND CONTINGENCIES (Note M)

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,362,937 shares at December 31, 2010 and 16,307,963 shares at December 31, 2009;
outstanding 15,122,128 shares at December 31, 2009 and 15,082,154 shares
at December 31, 2009	57,696	57,430
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	6,403	5,582
Treasury stock, at cost, 1,240,809 shares on December 31, 2010
and 1,225,809 shares on December 31, 2009	(5,239)	(5,213)
Accumulated other comprehensive earnings (loss)	-	-
Retained deficit	(16,142)	(15,762)
TOTAL SHAREHOLDERS' EQUITY	42,718	42,037
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$57,146	$52,747